*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 4, 2012.

Meeting Information
BARNES GROUP INC.	Meeting Type:	Annual Meeting
	For holders as of:	March 8, 2012
	Date: May 4, 2012	Time: 11:00 AM, EDT
	Location:	Hartford Marriott Downtown Hotel Hartford, CT 06103

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

123 MAIN STREET BRISTOL, CT 06010
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ..................................... ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow à		XXXX XXXX XXXX	(located on the
following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX	(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2012 to facilitate timely delivery.

- How To Vote -
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR all of the following:
1. Election of directors:
Nominees:
01) Thomas J. Albani	03) Gary G. Benanav
02) Thomas O. Barnes	04) Mylle H. Mangum

The Board of Directors recommends you vote FOR proposals 2 and 3:
2. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2012.
3. Advisory (non-binding) resolution to approve the Company's executive compensation.

The Board of Directors recommends you vote AGAINST the following proposal:
4. Stockholder proposal regarding establishing a policy that the Board chairman be independent and have not previously served as an executive officer of the Company.

NOTE: To conduct such other business as may properly come before the meeting or any adjournment thereof.